Exhibit 10.2

FORM OF
SPONSOR SUPPORT AGREEMENT

This SPONSOR SUPPORT AGREEMENT (this “Agreement”), dated as of [_], 2022, is made by and among NorthView Acquisition Corp., a Delaware corporation (“Parent”), and Profusa, Inc., a California corporation (the “Company”), and NorthView Sponsor I, LLC, a Delaware limited liability company (the “Sponsor”). Parent, the Company and the Sponsor shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

A. Parent, the Company and NV Profusa Merger Sub, Inc., a Delaware corporation, entered into that certain Merger Agreement and Plan of Reorganization, dated as of the date hereof (as it may be amended, restated or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”).

B. Sponsor is the record and beneficial of issued and outstanding shares of Parent as set forth on Schedule I (“Sponsor Shares”).

C. The Merger Agreement contemplates that the Parties will enter into this Agreement concurrently with the execution and delivery of the Merger Agreement by the parties thereto, pursuant to which, among other things, the Sponsor will vote in favor of approval of the Parent Proposals related to the transactions contemplated by the Merger Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Agreement to Vote. The Sponsor hereby irrevocably and unconditionally agrees (a) to vote at any meeting of the shareholders of Parent, and in any action by written resolution of the shareholders of Parent, all of such Sponsor’s Sponsor Shares (together with any other equity securities of Parent that Sponsor holds of record or beneficially, as of the date of this Agreement, or acquires record or beneficial ownership after the date hereof, collectively, the “Subject Parent Equity Securities”) (i) in favor of the Parent Proposals and (ii) against, and withhold consent with respect to, any other matter, action or proposal that would reasonably be expected to result in (x) a breach of any of the Acquiror’s or Merger Sub’s covenants, agreements or obligations under the Merger Agreement or (y) any of the conditions to the Closing set forth in Sections 8.01 or 9.03 of the Merger Agreement not being satisfied, (b) if a meeting is held in respect of the matters set forth in clause (a), to appear at the meeting, in person or by proxy, or otherwise cause all of the Sponsor’s Subject Parent Equity Securities to be counted as present thereat for purposes of establishing a quorum and (c) not to redeem, elect to redeem or tender or submit any of its Subject Parent Equity Securities for redemption in connection with such stockholder approval, the Merger or any other transactions contemplated by the Merger Agreement. Prior to any valid termination of the Merger Agreement, the Sponsor shall take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary under applicable Laws to consummate the Merger and the other transactions contemplated by the Merger Agreement and on the terms and subject to the conditions set forth therein. The obligations of the Sponsor specified in this Section 1 shall apply whether or not the Merger, any of the transactions contemplated by the Merger Agreement or any action described above is recommend by Acquiror’s board of directors.

2. Waiver of Anti-dilution Protection. The Sponsor hereby irrevocably (a) waives, subject to, and conditioned upon, the occurrence of the Closing, to the fullest extent permitted by law and the certificate of incorporation of Parent, and (b) agrees not to assert or perfect, any rights to adjustment or other anti-dilution protections in connection with the transactions contemplated by the Merger Agreement.

3. Transfer of Shares.

(a) The Sponsor hereby agrees that it shall not (i) sell, assign, transfer (including by operation of law), place a lien on, pledge, hypothecate, grant an option to purchase, distribute, dispose of or otherwise encumber any of its Subject Parent Equity Securities or otherwise enter into any contract, option or other arrangement or undertaking to do any of the foregoing (each, a “Transfer”), (ii) deposit any of its Subject Parent Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any of its Subject Parent Equity Securities that conflicts with any of the covenants or agreements set forth in this Agreement or (iii) take any action that would have the effect of preventing or materially delaying the performance of its obligations hereunder; provided, however, that the foregoing shall not apply to any Transfer (A) to Parent’s officers or directors or affiliates; (B) by private sales or transfers made in connection with the transactions contemplated by the Merger Agreement; and (C) by virtue of the Sponsor’s organizational documents upon liquidation or dissolution of the Sponsor; provided, that any transferee of any Transfer of the types set forth in clauses (A) through (C) must enter into a written agreement agreeing to be bound by this Agreement.

(b) In furtherance of the foregoing, Parent hereby agrees to (i) place a revocable stop order on all Subject Parent Equity Securities subject to Section 3(a), including those which may be covered by a registration statement, and (ii) notify Parent’s transfer agent in writing of such stop order and the restrictions on such Subject Parent Equity Securities under Section 3(a) and direct Parent’s transfer agent not to process any attempts by the Sponsor to Transfer any Subject Parent Equity Securities except in compliance with Section 3(a); for the avoidance of doubt, the obligations of Parent under this Section 3(b) shall be deemed to be satisfied by the existence of any similar stop order and restrictions currently existing on the Subject Parent Equity Securities.

4. Other Covenants.

(a) The Sponsor hereby agrees to be bound by and subject to (i) Section 7.04 (Access to Information; Confidentiality) and Section 7.11 (Public Announcements) of the Merger Agreement to the same extent as such provisions apply to the parties to the Merger Agreement, as if the Sponsor is directly a party thereto, and (ii) Section 7.06 (Exclusivity) and Section 7.02 (Parent Stockholders’ Meeting; Merger Sub Stockholder’s Approval) of the Merger Agreement to the same extent as such provisions apply to Parent, as if the Sponsor is directly party thereto.

(b) To the fullest extent permitted by applicable law, Parent, which will file a name change and appoint directors pursuant to the Merger Agreement in connection with the Closing (as of the Closing, the “Corporation”), on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, any business opportunities that are from time to time presented to Parent or any of its affiliates or any of its or their agents, shareholders, members, partners, directors, officers, employees, affiliates or subsidiaries (other than the Company and its subsidiaries) (each, a “Business Opportunities Exempt Party”), even if the business opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no Business Opportunities Exempt Party shall have any duty to communicate or offer any such business opportunity to the Company or be liable to the Company or any of its subsidiaries or any stockholder, including for breach of any fiduciary or other duty, as a director or officer or controlling stockholder or otherwise, and the Company shall indemnify each Business Opportunities Exempt Party against any claim that such person is liable to the Company or its stockholders for breach of any fiduciary duty, by reason of the fact that such person (i) participates in, pursues or acquires any such business opportunity, (ii) directs any such business opportunity to another person or (iii) fails to present any such business opportunity, or information regarding any such business opportunity, to the Company or its subsidiaries, unless, in the case of a person who is a director or officer of the Company, such business opportunity is expressly offered to such director or officer in writing solely in his capacity as a director or officer of the Corporation.

(c) The Sponsor acknowledges and agrees that the Company is entering into the Merger Agreement in reliance upon the Sponsor entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement and but for the Sponsor entering into this Agreement and agreeing to be bound by, and perform, or otherwise comply with, as applicable, the agreements, covenants and obligations contained in this Agreement the Company would not have entered into, or agreed to consummate the transactions contemplated by, the Merger Agreement.

5. Representations and Warranties.

(a) Sponsor represents and warrants to the Company as follows: (i) it is duly organized, validly existing and in good standing under the laws of Delaware, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby are within Sponsor’s, corporate, limited liability company or organizational powers and have been duly authorized by all necessary actions on the part of Sponsor; (ii) the execution and delivery of this Agreement by Sponsor does not, and the performance by Sponsor of its obligations hereunder will not, (A) conflict with or result in a violation of the organizational documents of Sponsor, or (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon Sponsor or Sponsor’s Subject Parent Equity Securities), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Agreement; (iii) there are no Actions pending against Sponsor or, to the knowledge of Sponsor, threatened against Sponsor, before (or, in the case of threatened Actions, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by Sponsor of its obligations under this Agreement.

(b) The Sponsor represents and warrants to the Company as follows: (i) this Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies); (ii) the Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of the Sponsor’s obligations hereunder and (iii) the Sponsor is the record and beneficial owner of all of the Subject Parent Equity Securities, and there exist no Liens or any other limitation or restriction (including, without limitation, any restriction on the right to vote, sell or otherwise dispose of such securities), other than pursuant to (A) this Agreement, (B) the Parent Organizational Documents, (C) the Merger Agreement, (D) the Letter Agreement dated November 23, 2020 between Parent and the Sponsor, (D) the Securities Escrow Agreement dated November 23, 2020 between Parent, certain stockholders and Continental Stock Transfer & Trust Company, and (E) any applicable securities Laws.

6. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement pursuant to Section 6(b) shall not affect any liability on the part of any Party for a Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud, (ii) Sections 2, 5 and 11 (solely to the extent related to the foregoing Sections 2 or 5) shall each survive the termination of this Agreement pursuant to Section 6(a), (iii) Sections 4(b) and 10 (solely to the extent related to the foregoing Section 4(b)) shall each survive the termination of this Agreement pursuant to Section 6(a) and (iv) Sections 8, 9, 10 and 11 (solely to the extent related to the following Sections 8 or 10) shall survive any termination of this Agreement. For purposes of this Section 6, (x) “Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement and (y) “Fraud” means an act or omission by a Party, and requires: (i) a false or incorrect representation or warranty expressly set forth in this Agreement, (ii) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (iii) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (iv) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (v) causing such Party to suffer damage by reason of such reliance.

7. No Recourse. Except for claims pursuant to the Merger Agreement or any other Ancillary Agreement by any party(ies) thereto against any other party(ies) thereto, each Party agrees that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever (whether in tort, contract or otherwise) arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Affiliate of the Company or any Affiliate of Parent (other than the Sponsor, on the terms and subject to the conditions set forth herein), and (b) none of the Affiliates of the Company or the Affiliates of Parent (other than the Sponsor, on the terms and subject to the conditions set forth herein) shall have any liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished in connection with this Agreement, the negotiation hereof or the transactions contemplated hereby.

8. Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)	If to Parent, to:

Northview Acquisition Corporation
207 West 25th St, 9th Floor
New York, NY 10001
Attention: Jack Stover
Email: jstover@comcast.net

with a copy to:

ArentFox Schiff LLP
1717 K Street NW
Suite 700
Washington, DC 20006
Attention: Ralph V. De Martino
Email: ralph.demartino@afslaw.com

(b)	If to the Company, to:

Profusa, Inc.
345 Allerton Ave.
South San Francisco, CA 94080
Attention: Ben Hwang
Email: ben.hwang@profusa.com

with a copy to:

Sidley Austin LLP
1999 Avenue of the Stars, 17th floor
Los Angeles, CA 90067
Attention: Mehdi Khodadad; Matthew Stoker
Email: mkhodadad@sidley.com;
           mstoker@sidley.com

(c)	If to the Sponsor, to:

NorthView Sponsor I, LLC
207 West 25th St, 9th Floor
New York, NY 10001
Attention: Jack Stover
Email: jstover@comcast.net with a copy to:

or to such other address or addresses as the Parties may from time to time designate in writing.

9. Entire Agreement. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement, and supersede all prior agreements and undertakings, both written and oral, among the Parties with respect to the subject matter of this Agreement, except as otherwise expressly provided in this Agreement.

10. Amendments and Waivers; Assignment. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed by the Parties. Notwithstanding the foregoing, no failure or delay by any Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assignable by the Sponsor without Parent’s prior written consent (to be withheld or given in its sole discretion).

11. Fees and Expenses. Except as otherwise expressly set forth in the Merger Agreement, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses.

12. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) the Sponsor makes no agreement or understanding herein in any capacity other than in its capacity as a record holder and beneficial owner of the Subject Parent Equity Securities and (b) nothing herein will be construed to limit or affect any action or inaction by any representative of the Sponsor in its capacity as a member of the board of directors (or other similar governing body) of Parent or any of its Affiliates or as an officer, employee or fiduciary of Parent or any of its Affiliates, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of Parent or such Affiliate.

13. Remedies. Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that either Party does not perform its respective obligations under the provisions of this Agreement in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.

14. No Third Party Beneficiaries. This Agreement shall be for the sole benefit of the Parties and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the Parties and their respective successors and assigns, any legal or equitable right, benefit or remedy of any nature whatsoever by reason this Agreement. Nothing in this Agreement, expressed or implied, is intended to or shall constitute the Parties, partners or participants in a joint venture.

15. Incorporation by Reference. Sections 1.03 (Construction), 9.03 (Amendment), 10.02 (Non-Survival of Representations, Warranties and Covenants), 10.03 (Severability), 10.04 (Entire Agreement; Assignment), 10.06 (Governing Law), 10.07 (Waiver of Jury Trial), 10.08 (Headings), 10.09 (Counterparts; Electronic Delivery), 10.10 (Specific Performance), and 10.11 (No Recourse) of the Merger Agreement are incorporated herein by reference and shall apply to this Agreement mutatis mutandis.

[signature page follows]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

NORTHVIEW ACQUISITION CORPORATION

By:
	Name:	Jack Stover
	Title:	CEO

NORTHVIEW SPONSOR I, LLC

By:
	Name:	Fred Knechtel
	Title:	Manager

PROFUSA, INC.

By:
	Name:	Ben Hwang
Title:

[Signature Page to Sponsor Support Agreement]

SCHEDULE 1
SUBJECT PARENT EQUITY SECURITIES

●	4,743,750 shares Parent Common Stock

●	5,162,500 private placement warrants to buy